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                                                                   EXHIBIT 10.34

                        LIQUOR LICENSE PURCHASE AGREEMENT

         SOUTHWEST CONVENIENCE STORES, LLC, (the "Seller"), and SCS BEVERAGE, INC. (the "Buyer"), agree:

        1. SALE OF LIQUOR LICENSES. Seller owns seventeen (17) New Mexico Liquor Licenses, presently located in New Mexico and listed on Exhibit A of this agreement (the "Licenses"). Seller will sell and transfer the Licenses to Buyer on the terms provided in this Agreement. A copy of the Bill of Sale conveying the Licenses to Buyer which is to be delivered by Seller to Buyer at Closing is attached as Exhibit B.

        2. SALE OF INVENTORY. Seller will also sell and transfer to Buyer all inventories of alcoholic beverages on hand at Closing (the "Inventory"), on the terms provided in this Agreement. A copy of the Bill of Sale conveying the Inventory which is to be delivered by Seller to Buyer at Closing is attached as Exhibit E.

        3. PURCHASE PRICE AND TERMS. The purchase price for the Licenses is Two Million, Six Hundred Twenty-One Thousand and 00/100 Dollars ($2,621,000.00) and the purchase price for the Inventory is Two Hundred Twenty-Two Thousand, Three Hundred Seventy and 24/100s ($222,370.24) (collectively, the "Purchase Price"). The Purchase Price shall be payable by Buyer's execution and delivery of a demand Promissory Note in the form attached as Exhibit C. Buyer's obligations under the Promissory Note shall be secured by a first priority lien on the Licenses and Inventory and a pledge of all the outstanding capital stock of Buyer pursuant to the terms of a Security Agreement in the form attached as Exhibit D.

        4.  TRANSFER OF LICENSE; CLOSING.

            A. Within five (5) business days after the date of this Agreement, Buyer will apply to the New Mexico Alcohol and Gaming Division ("AGD") for approval of


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the transfer of the Licenses to Buyer for Buyer's use at the Licensed Premises
in New Mexico, shown on Exhibit A. Seller will cooperate and assist Buyer in obtaining the necessary approvals for the transfer of ownership and will execute all documents required for said transfer.

             B. On the later to occur of May 31, 2003 or five days after final approval by the AGD of the transfer of the Licenses to Buyer, or such other later dates as Buyer and Seller shall agree, Buyer and Seller shall consummate the transfer of the Licenses by execution of the Bill of Sale, Promissory Note and Security Agreement (the "Closing"). Simultaneously with the execution hereof, Buyer and Seller have entered into a Premises Lease which shall become effective upon the Closing.

        5. SELLER'S REPRESENTATIONS AND COVENANTS. Seller warrants and represents to Buyer that Seller owns the Licenses and the Inventory, has the right to convey the Licenses and the Inventory, and will deliver to Buyer at Closing executed Bills of Sale in the form of the Bills of Sale attached as Exhibit B and Exhibit E.

        6. BUYER'S REPRESENTATIONS AND COVENANTS. Buyer warrants and represents to Seller that Buyer:

             (i) Is qualified to do business in the State of New Mexico or will be qualified to do business in New Mexico when the application is filed with the AGD.

             (ii) Will use reasonable efforts to pursue the application for transfer of ownership and location in a diligent and timely manner and comply with all reasonable requirements of State and Municipal hearing officers.

             (iii) Will pay the purchase price at Closing as provided by paragraph 2.


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             (iv)   Will, after Closing, comply with all terms of the Promissory
Note, the Security Agreement and the Premises Lease.

        7. OPTION TO REPURCHASE LICENSES. Until the Promissory Note has been paid in full according to its terms, Seller shall have, and Buyer hereby grants to Seller, an option exercisable at any time by Seller, to re-purchase the Licenses and any Inventory on hand at the Licensed Premises from Buyer at the Purchase Price. Upon exercise of the option, Seller shall pay such purchase price solely by canceling the Promissory Note and delivering such cancelled note to Buyer.

        8. NOTICES. All notices, requests, demands and other communications given as provided in this Agreement will be in writing and will be deemed duly given, if delivered by hand with signed receipt, or mailed by prepaid certified or registered mail.

             A.   Seller at:  SOUTHWEST CONVENIENCE STORES, LLC
                              c/o Legal Department
                              7616 LBJ Freeway, Suite 300
                              Dallas, TX 75251;

             B.   Buyer at:   SCS BEVERAGE, INC.
                              P.O. Box 711
                              Odessa, TX 79760

        9. AMENDMENTS/GOVERNING LAW. This Agreement may be modified or amended only by a written document signed by Seller and Buyer. This Agreement is governed by the laws of New Mexico, constitutes the entire agreement of Seller and Buyer, and binds and benefits Seller and Buyer, their heirs, personal representatives, successors and assigns.

        10. FORCE MAJEURE. Neither Seller nor Buyer will be liable for any failure to perform any provision hereof because of fire or other casualty, riot, strike, natural disaster, governmental regulation or restriction.



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        11.   COUNTERPART AND FACSIMILE. This Agreement may be signed in counterparts. If this Agreement is signed in counterparts, the signatures of the parties will appear on different or separate pages, but the contract language and signature blocks will be exactly the same on each of the separate pages. A facsimile transmission of a signature or signatures on this Agreement will be deemed original signatures. If this Agreement is signed in counterpart and/or any of the signatures on this Agreement are pursuant to a facsimile transmission, the counterparts and/or the facsimile transmission(s) will have the same effect as an original Agreement with original signatures on the same signature page.

SELLER:                                     BUYER:

SOUTHWEST CONVENIENCE STORES,               SCS BEVERAGE, INC.
LLC


By /s/ Claire A. Hart                       By /s/ Jeff D. Morris
   ----------------------------                ------------------------
Name:  Claire A. Hart                       Name:  Jeff D. Morris
Title: Chief Financial Officer              Title:  President
       & Vice-President

Dated:  May 12, 2003                        Dated:  May 12, 2003


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